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BROADSCALE ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXXXX XX, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/broadscalespac/2022**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

BROADSCALE ACQUISITION CORP.

The undersigned hereby appoints Jeffrey F. Brotman or Andrew L. Shapiro of the special meeting (together, the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the special meeting in lieu of the 2022 annual meeting (the "special meeting") of stockholders of Broadscale Acquisition Corp. ("Broadscale") to be held on [•], 2022 at [•] a.m., Eastern time, virtually by means of the internet **https://www.cstproxy.com/broadscalespac/2022** and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting. Capitalized terms used but not defined herein have the meanings given to them in the enclosed proxy statement. Notwithstanding the order in which the proposals are set out herein, Broadscale may put the below proposals in such order as it may determine at the special meeting.

The special meeting can be accessed by visiting **https://www.cstproxy.com/broadscalespac/2022**, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing 1-800-450-7155 (toll-free within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is #9782792, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ON "FOR" THE PROPOSALS LISTED ON THE REVERSE SIDE. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

(Continued and to be marked, dated and signed on reverse side)

BROADSCALE'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

Please mark your votes like this **X**

Proposal No. 1: The Business Combination Proposal — to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 30, 2021 (as it may be amended and/or restated from time to time, the "Merger Agreement"), by and among Broadscale, Velocity Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Broadscale ("Merger Sub"), and Voltus, Inc., a Delaware corporation ("Voltus"), and the transactions contemplated thereby, including the Merger. Broadscale after giving effect to the consummation of the Merger is referred to herein as "New Voltus". A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A (the "Business Combination Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2: The Charter Amendment Proposal — to consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Broadscale (the "Proposed Charter") that will replace the existing amended and restated certificate of incorporation of Broadscale (the "Existing Charter"), which, if approved, would take effect at the effective time of the Merger (a copy of the Proposed Charter is attached to this proxy statement/prospectus as Annex B) (the "Charter Amendment Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Nos. 3(A) through (F): Advisory Amendment Proposals — to consider and vote upon, on a non-binding advisory basis, certain governance proposals in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission (the "SEC") guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions (such proposals, collectively, the "Advisory Amendment Proposals");

Proposal No. 3(A): Advisory Amendment Proposal A — to change the number of authorized capital stock of Broadscale from (a) 100,000,000 shares of Class A common stock of Broadscale ("Broadscale Class A Common Stock"), 10,000,000 shares of Class B common stock of Broadscale ("Broadscale Class B Common Stock", and together with the Broadscale Class A Common Stock, the "Broadscale Common Stock") and 1,000,000 shares of preferred stock of Broadscale, to (b) shares of common stock of New Voltus ("New Voltus Common Stock") and shares of New Voltus preferred stock ("New Voltus Preferred Stock"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(B): Advisory Amendment Proposal B — to provide that, in addition to any vote required by applicable law or the Proposed Charter or bylaws of New Voltus, the affirmative vote of a majority of the entire board of directors and holders of at least 66 2/3% of the voting power of all the then outstanding voting securities entitled to vote thereon, voting together as a single class, to amend, alter, repeal or rescind certain provisions of the Proposed Charter; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(C): Advisory Amendment Proposal C — to provide that the number of authorized shares of any series of preferred stock authorized under the Proposed Charter may be increased or decreased (but not below the number of shares of any such series then outstanding) by the holders of a majority of the voting power of all then outstanding voting securities entitled to vote thereon; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(D): Advisory Amendment Proposal D — to provide for the classification of the board of directors into three classes of directors and for the removal of directors only for cause and only upon the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(E): Advisory Amendment Proposal E — to approve and adopt a provision of the Proposed Charter providing that the name of New Voltus will be "Voltus Technologies, Inc."; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(F): Advisory Amendment Proposal F — to eliminate various provisions under the Existing Charter applicable only to blank check companies, including the provisions requiring that Broadscale have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4: The Director Election Proposal — to consider and vote upon a proposal to elect nine directors, effective immediately upon the closing of the Merger, to be allocated by the board of directors into three classes of directors and to serve staggered terms on the board of directors until the first, second and third annual meetings of stockholders following the date of the filing of the Proposed Charter, as applicable, and until their respective successors are duly elected and qualified (the "Director Election Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5: The Nasdaq Proposal — to consider and vote upon a proposal, for purposes of complying with the applicable rules of Nasdaq, for the issuance of New Voltus Common Stock to (a) the PIPE Investors, including the PIPE Investors affiliated with Broadscale and Voltus, pursuant to the PIPE Investment and (b) the holders of Voltus equity pursuant to the Merger Agreement (the "Nasdaq Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6: The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the 2022 Voltus Technologies, Inc. Incentive Award Plan (the "2022 Incentive Plan"), including the authorization of the initial share reserve under the 2022 Incentive Plan (the "Incentive Plan Proposal") (a copy of the 2022 Incentive Plan is attached to this proxy statement/prospectus as Annex D); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7: The ESPP Proposal — to consider and vote upon a proposal to approve and adopt the Voltus Technologies, Inc. 2022 Employee Stock Purchase Plan (the "ESPP"), including authorization of the initial share reserve under the ESPP (the "ESPP Proposal") (a copy of the ESPP is attached to this proxy statement/prospectus as Annex E); and FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8: The Adjournment Proposal — if put to the meeting, to consider and vote upon a proposal to adjourn the Broadscale Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Broadscale Special Meeting, the Condition Precedent Proposals would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Merger Agreement is not satisfied or waived (the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) on items 1, 2, 3, 4, 5, 6, 7 and 8 above. If this card contains no specific voting instructions, the shares will be voted FOR all proposals.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID PROXIES MAY DO BY VIRTUE HEREOF.

CONTROL NUMBER

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Signature________________________________ **Signature, if held jointly**______________________________ **Date**____________**2022.**

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.